                                                                    Exhibit 10.1

                           LOCKHEED MARTIN CORPORATION
                          DEFERRED MANAGEMENT INCENTIVE
                                COMPENSATION PLAN

                             (Adopted July 27, 1995)
                            As Amended August 1, 1998
                      As Amended Effective January 1, 1999
                            As Amended June 28, 2001
                           As Amended December 6, 2001
                           As Amended October 1, 2002




                                    ARTICLE I

PURPOSES OF THE PLAN

          The purposes of the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the "Deferral Plan") are to provide certain key management employees of Lockheed Martin Corporation and its subsidiaries (the "Company") the opportunity to defer receipt of Incentive Compensation awards under the Lockheed Martin Corporation Management Incentive Compensation Plan (the "MICP") and Long Term Incentive Award payments under the Lockheed Martin Corporation 1995 Omnibus Performance Award Plan (the "Omnibus Plan"). Providing this opportunity to defer income under the Deferral Plan will encourage key employees to maintain a financial interest in the Company's performance. Except as expressly provided hereinafter, the provisions of this Deferral Plan and the MICP shall be construed and applied independently of each other.

          The Deferral Plan applies solely to MICP awards and Long Term Incentive Award payments under the Omnibus Plan and expressly does not apply to any special awards which may be made under any of the Company's other incentive plans, except and to the extent specifically provided under the terms of such other incentive plans and the relevant awards.

                                   ARTICLE II

                                   DEFINITIONS

          Unless the context indicates otherwise, the following words and phrases shall have the meanings hereinafter indicated:

          1. ACCOUNT -- The bookkeeping account maintained by the Company for each Participant which is credited with the Participant's Deferred Compensation and earnings (or losses) attributable to the investment options selected by the Participant, and which is debited to reflect distributions and forfeitures; the portions of a Participant's Account allocated to different investment options and the portions attributable to the deferral of Incentive Compensation awards and Long Term Incentive Award payments will be accounted for separately.

          2. ACCOUNT BALANCE -- The total amount credited to a Participant's Account at any point in time, including the portions of the Account allocated to each investment option.

          3. AWARD YEAR -- As to Incentive Compensation, the calendar year with respect to which an Eligible Employee is awarded Incentive Compensation; as to a Long Term Incentive Award payment, the first calendar year in the Performance Period for which the Long Term Incentive Award is effective with respect to an Eligible Employee.

          4. BENEFICIARY -- The person or persons (including a trust or trusts) validly designated by a Participant, on the form provided by the Company, to receive distributions of the Participant's Account Balance, if any, upon the Participant's death. In the absence of a valid designation, or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Participant under this Deferral Plan; a Participant may amend his or her Beneficiary designation at any time before the Participant's death.

          5.    BOARD -- The Board of Directors of Lockheed Martin Corporation.

          6.    COMMITTEE -- The committee described in Section 1 of Article
VIII.

          7.    COMPANY -- Lockheed Martin Corporation and its subsidiaries.

          8. COMPANY DEFERRALS -- The amount deferred by the Company, and not at the election of the Participant, for the two-year period following the end of a Performance Period for a Long Term Incentive Award.

          9. COMPANY STOCK INVESTMENT OPTION -- The investment option under which the amount credited to a Participant's Account will be based on the market value and investment return of the Company's Common Stock.

          10. DEFERRAL AGREEMENT -- The written agreement executed by an Eligible Employee on the form provided by the Company under which the Eligible Employee elects to defer Incentive Compensation or a Long Term Incentive Award for an Award Year.

          11. DEFERRAL PLAN -- The Lockheed Martin Corporation Deferred Management Incentive Compensation Plan, adopted by the Board on July 27, 1995, and as amended from time to time.

          12. DEFERRED COMPENSATION -- The amount of Incentive Compensation credited to a Participant's Account under the Deferral Plan and the amount of any Long Term Incentive Award payment credited to a Participant's Account under the Deferral Plan (other than Company Deferrals).

          13. ELIGIBLE EMPLOYEE -- An employee of the Company who is a participant in the MICP or who receives a Long Term Incentive Award under the Omnibus Plan and who has satisfied such additional requirements for participation in this Deferral Plan as the Committee may from time to time establish. In the exercise of its authority under this provision, the Committee shall limit participation in the Plan to employees whom the Committee believes to be a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          14.   EXCHANGE ACT -- The Securities Exchange Act of 1934.

          15. INCENTIVE COMPENSATION -- The MICP amount granted to an employee for an Award Year.

          16. INTEREST OPTION -- The investment option under which earnings will be credited to a Participant's Account based on the interest rate applicable under Cost Accounting Standard 415, Deferred Compensation.

          17. LONG TERM INCENTIVE AWARD -- A long term incentive award granted to an employee under the Omnibus Plan.

          18. MICP -- The Lockheed Martin Corporation Management Incentive Compensation Plan.

          19. OMNIBUS PLAN -- The Lockheed Martin Corporation 1995 Omnibus Performance Award Plan.

          20. PARTICIPANT -- An Eligible Employee for whom Incentive Compensation or a Long Term Incentive Award payment has been deferred for one or more years under this Deferral Plan; the term shall include a former employee whose Deferred Compensation has not been fully distributed.

          21. PAYMENT DATE -- As to any Participant, the January 15 or July 15 on or about on which payment to the Participant is to begin in accordance with the Participant's election made pursuant to Section 2 or 4 of Article V.

          22. PERFORMANCE PERIOD -- The period set forth in a Long Term Incentive Award over which the Company's performance is measured by reference to total stockholder return to determine whether any payment will be made under such Long Term Incentive Award.

          23. SECTION 16 PERSON -- A Participant who at the relevant time is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934.

          24. SUBSIDIARY -- As to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporation), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

          25. TRADING DAY -- A day upon which transactions with respect to Company Common Stock are reported in the consolidated transaction reporting system.




                                  ARTICLE III

                           ELECTION OF DEFERRED AMOUNT

                1.    Timing of Deferral Elections.

                (a) An Eligible Employee may elect to defer Incentive Compensation for an Award Year by executing and delivering to the Company a Deferral Agreement no later than October 15 of the Award Year or such other date established by the Committee for an Award Year that is not later than October 31 of that Award Year, provided that any election by a Section 16 Person shall be subject to the provisions of Section 4 of Article IV. An employee who first qualifies as an Eligible Employee after September 15 of an Award Year may elect to defer Incentive Compensation for that Award Year by entering into a Deferral Agreement up to thirty (30) days after the date on which such employee first becomes a participant in the MICP.

                (b) Long Term Incentive Awards. An Eligible Employee may elect to defer a Long Term Incentive Award payment by executing and delivering to the Company a Deferral Agreement no later than October 31 of that Award Year provided that any election by a Section 16 Person shall be subject to the provisions of Section 4 of Article IV.

                (c) Irrevocability of Elections. An Eligible Employee's Deferral Agreement shall be irrevocable when delivered to the Company. Each Deferral Agreement shall apply only to amounts deferred in that Award Year and a separate Deferral Agreement must be completed for each Award Year for which an Eligible Employee defers Incentive Compensation or a Long Term Incentive Award.

                2. Amount of Deferral Elections. An Eligible Employee's deferral election may be stated as:

                      (a) a dollar amount which is at least $5,000 and is an even multiple of $1,000,

                      (b) the greater of $5,000 or a designated percentage of the Eligible Employee's Incentive Compensation or Long Term Incentive Award payment (adjusted to the next highest multiple of $1,000),

                      (c) the excess of the Eligible Employee's Incentive Compensation or Long Term Incentive Award payment over a dollar amount specified by the Eligible Employee (which must be an even multiple of $1,000), or

                      (d) all of the Eligible Employee's Incentive Compensation or Long Term Incentive Award payment.

An Eligible Employee's deferral election shall be effective only if the Participant is awarded, in the case of Incentive Compensation, at least $10,000 of Incentive Compensation for that Award Year, or in the case of Long Term Incentive Award, at least $10,000 is payable to the Participant in cash at the conclusion of the Performance Period applicable to a Long Term Incentive Award payment. In addition, in the case of a deferral election under paragraph (c) of this Section 2, an Eligible Employee's deferral election shall be effective only if the resulting excess amount is at least $5,000.

                3. Effect of Taxes on Deferred Compensation. The amount that would otherwise be deferred and credited to an Eligible Employee's Account will be reduced by the amount of any tax that the Company is required to withhold with respect to the Deferred Compensation. The reduction for taxes shall be made proportionately out of amounts otherwise allocable to the Interest Option and the Company Stock Investment Option.

                4. Multiple Awards. In the case of an Eligible Employee who receives more than one Long Term Incentive Award with respect to the same Performance Period, the elections made by the Eligible Employee under this
Article III as well as under Articles V and VI for the first Long Term Incentive Award granted to the Eligible Employee with respect to a Performance Period shall be deemed to be the elections made by that Eligible Employee for any other Long Term Incentive Awards granted to that Eligible Employee with respect to that same Performance Period.

                5. Company Deferrals. Pursuant to the terms of the Long Term Incentive Awards, 50% of the amount payable at the end of the Performance Period will be automatically deferred until the second anniversary of the last day of the Performance Period with respect to a particular award. The Company may establish an account for Company Deferrals under the Company Stock Investment Option of this Deferral Plan. However, the terms governing the Company Deferrals will be governed for the two year period of deferral by the terms of the award agreement entered into under the Omnibus Plan with respect to the Long Term Incentive Award and not by this Deferral Plan. Notwithstanding the foregoing, if the Participant elects to defer the Company Deferrals beyond the second anniversary of the end of the Performance Period, the deferrals will be treated as made under this Deferral Plan for the period following the second anniversary of the end of the Performance Period.

                                   ARTICLE IV

                              CREDITING OF ACCOUNTS

                1. Crediting of Deferred Compensation. Incentive Compensation or a Long Term Incentive Award payment that has been deferred hereunder shall be credited to a Participant's Account as of the day on which the Incentive Compensation would have been paid or the Long Term Incentive Award payment would have made to the Participant if no Deferral Agreement had been made. Company Deferrals shall be credited as of the last day of the Performance Period.

                2. Crediting of Earnings. Earnings shall be credited to a Participant's Account based on the investment option or options to which the Account has been allocated, beginning with the day as of which Deferred Compensation (or any reallocation under Section 4, 5, or 6 of Article IV) is credited to the Participant's Account. Any amount distributed from a Participant's Account shall be credited with earnings through the last day of the month preceding the month in which a distribution is to be made pursuant to the Participant's election as set forth in Article V. Company Deferrals shall be credited with earnings through the second anniversary of the end of the applicable Performance Period unless deferred further pursuant to a Deferral Agreement. The earnings credited under each of the investment options shall be determined as follows:

                            (a)   Interest Option: The portion of a
                Participant's Account allocated to the Interest Option shall be credited with interest, compounded monthly, at a rate equivalent to the then published rate for computing the present value of future benefits at the time cost is assignable under Cost Accounting Standard 415, Deferred Compensation, as determined by the Secretary of the Treasury on a semi-annual basis pursuant to Pub. L. 92-41, 85 Stat. 97.

                      (b) Company Stock Investment Option: The portion of a Participant's Account allocated to the Company Stock Investment Option shall be credited as if such amount had been invested in the Company's Common Stock at the published closing price of the Company's Common Stock on the last Trading Day preceding the day as of which Deferred Compensation (or any reallocation under Section 4, 5, or 6 of Article IV) is credited to the Participant's Account; this portion of the Participant's Account Balance shall reflect any subsequent appreciation or depreciation in the market value of the Company's Common Stock based on the closing price of the stock on the New York Stock Exchange on the last Trading Day of each month and shall reflect dividends on the Company's Common Stock as if such dividends had been reinvested in the Company's Common Stock.

                      (c) Interest Crediting For Late Payments: Notwithstanding the investment option to which a Participant's Account has been allocated, in the event payment does not commence by the last day of the month in which the Payment Date occurs, earnings shall be credited on the Participant's entire Account from the last day of the month preceding the Payment Date to the last day of the month preceding the actual commencement of payment at the rate set forth under Section 2(a) of this Article IV. Interest credited under this Section 2(c) of this Article IV shall be paid on the date payment under the Plan first commences.

                3. Selection of Investment Options. Except as otherwise provided in this Deferral Plan, a Participant's investment selections shall be made as part of his or her Deferral Agreement for a particular type of award for an Award Year and shall be irrevocable with respect to amounts deferred for that type of award for that Award Year, and no subsequent reallocations shall be made. At the time of entering into a Deferral Agreement for any subsequent Award Year, a Participant shall select the investment options for the Deferred Compensation to be credited to the Participant's Account for that Award Year. A Participant's allocations between investment options shall be subject to such minimum allocations as the Committee may establish.

                4. Special Rules for Section 16 Persons. Notwithstanding the foregoing, an election by a Section 16 Person to have Deferred Compensation allocated to the Company Stock Investment Option shall be given effect only if irrevocably made at least six months prior to the effective date of the allocation. If a Section 16 Person's Deferral Agreement for an Award Year is entered into less than six months prior to the date that Deferred Compensation is credited for that Award Year, and if he or she has elected to have any portion of the Deferred Compensation for that Award Year allocated to the Company Stock Investment Option, that portion shall initially be allocated to the Interest Option and shall be reallocated and credited to the Company Stock Investment Option as of the first day of the seventh month following the month in which the Deferral Agreement was made. An Eligible Employee who first becomes a Section 16 Person after his or her Deferral Agreement has been entered into for an Award Year shall be subject to the requirements of this Section 4, except that such an Eligible Employee shall be permitted, within ten business days after becoming a Section 16 Person, to make irrevocable modified investment elections for that Award Year; any allocations to the Company Stock Investment Option on behalf of such a Section 16 Person shall be deferred until the first day of the seventh month following the month in which the Eligible Employee's modified election is made (or, if later, the first day of the seventh month following the month in which the election period expires without a modified election having been made).

                5. Reallocations to Company Stock Investment Option. Each Eligible Employee for whom an account is maintained under the Deferred Management Incentive Compensation Plan of Lockheed Corporation and its Subsidiaries (the "Lockheed Plan") will be given a one-time opportunity during calendar year 1996 to make an irrevocable election to have all or a portion of that account balance credited to the Eligible Employee's Account under this Deferral Plan and reallocated to the Company Stock Investment Option. That reallocation shall be credited to the Participant's Account under this Deferral Plan as of the first day of the month following the last month in which such elections are permitted, but in the case of a Section 16 Person not earlier than the first day of the seventh month after the month in which the election is delivered to the Company. If such a reallocation is made, the Eligible Employee's right to receive benefits under the Lockheed Plan will be reduced accordingly, and the Company will be released from liability under the Lockheed Plan for the amount reallocated. Although the terms of this Deferral Plan shall generally apply to any amount so reallocated, the Eligible Employee's irrevocable payment elections under the Lockheed Plan will continue to apply to the reallocated amount.

                6. Reallocations to Interest Option. If benefit payments to a Participant or Beneficiary are to be paid or commenced to be paid over a period that extends more than six months after the date of the Participant's termination of employment with the Company, the Participant or Beneficiary, as applicable, may elect irrevocably at any time after the Participant's termination of employment and before the completion of benefit payments to have the portion of the Participant's Account that is allocated to the Company Stock Investment Option reallocated to the Interest Option. A reallocation under this
Section 6 shall take effect as of the first day of the month following the month in which an executed reallocation election is delivered to the Company, but in the case of a Section 16 Person not earlier than the first day of the seventh month following the month in which the reallocation election is delivered to the Company.

                                    ARTICLE V

                               PAYMENT OF BENEFITS

                1. General. The Company's liability to pay benefits to a Participant or Beneficiary under this Deferral Plan shall be measured by and shall in no event exceed the Participant's Account Balance. Except as otherwise provided in this Deferral Plan (including but not limited to Section 5 of Article III with respect to Company Deferrals), a Participant's Account Balance shall be paid to him in accordance with the Participant's elections under Sections 2 and 3 of this Article, and such elections shall be continuing and irrevocable. All benefit payments shall be made in cash and, except as otherwise provided, shall reduce allocations to the Interest Option and the Company Stock Investment Option in the same proportions that the Participant's Account Balance is allocated between those investment options at the end of the month preceding the date of distribution. Notwithstanding the foregoing, no amount shall be distributed to a Section 16 Person under this Deferral Plan unless the amount was allocated to the Participant's Account at least six months prior to the date of distribution or no portion of the amount was allocated to the Company Stock Investment Option.

                2. Election for Commencement of Payment. At the time a Participant first completes a Deferral Agreement, he or she shall elect from among the following options governing the date on which the payment of benefits shall commence:

                      (A) Payment to begin on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company for any reason.

                      (B) Payment to begin on or about January 15th of the year next following the year in which the Participant terminates employment with the Company for any reason.

                      (C) Payment to begin on or about the January 15th or July 15th next following the date on which the Participant has both terminated employment with the Company for any reason and attained the age designated by the Participant in the Deferral Agreement.

                3. Election for Form of Payment. At the time a Participant first completes a Deferral Agreement, he or she shall elect the form of payment of his or her Account Balance from among the following options:

                      (A)   A lump sum.

                      (B) Annual payments for a period of years designated by the Participant which shall not exceed fifteen (15). The amount of each annual payment shall be determined by dividing the Participant's Account Balance at the end of the month prior to such payment by the number of years remaining in the designated installment period. The installment period may be shortened, in the sole discretion of the Committee, if the Committee at any time determines that the amount of the annual payments that would be made to the Participant during the designated installment period would be too small to justify the maintenance of the Participant's Account and the processing of payments.

                4. Prospective Change of Payment Elections. At the time of entering into a Deferral Agreement for a particular type of award for an Award Year, a Participant may modify his payment elections under Sections 2 and 3 with respect to the portion of his or her Account allocable to the amounts to be deferred for a particular type of award for that Award Year and subsequent Award Years. If a Participant has different payment elections in effect, the Company shall maintain sub-accounts for the Participant to determine the amounts subject to each payment election; no modification of payment elections will be accepted if it would require the Company to maintain more than five (5) sub-accounts within the Participant's Account in order to make payments in accordance with the Participant's elections.

                      (a) Payment Election Changes. Notwithstanding anything
                to the contrary in Sections 1 through 4 of this Article V, a Participant may make an election with respect to the commencement of payment (from among the options set forth in Section 2(A), (B), or (C) above) and form of payment (from among the options set forth in Section 3(A) or (B) above) of his or her entire Account Balance, or with respect to specific Award Years, by executing and delivering to the Company an election form on or after October 1, 2002 in such form as prescribed by the Company. If a Participant has different payment options in effect with respect to his or her Account Balance, the Company shall maintain sub-accounts for the Participant to determine the amounts subject to each payment election; however, no election or modification of an election will be accepted if it would require the Company to maintain more than five sub-accounts within the Participant's Account in order to make payments in accordance with the Participant's elections.

                In the event a Participant does not make a valid election with respect to the commencement of payment and form of benefit for an Award Year commencing on or after October 1, 2002, the Participant will be deemed to have elected that payment of benefits with respect to that Award Year be made in a lump sum on or about the January 15th or July 15th next following the date of the Participant's termination of employment.

                A Participant's election with respect to an Award Year (including a "deemed election" in accordance with the preceding paragraph) shall remain in effect unless and until such election is modified by a subsequent election in accordance with the second preceding paragraph above.

                To constitute a valid election, an election made after October 1, 2002 must be executed and delivered to the Company (i) at least six months before the date the first payment would be due under the Participant's previous election and (ii) in a different calendar year than the date the first payment would be due under the Participant's previous election. In the event an election fails to satisfy the provisions set forth in this paragraph, such election shall be void.

          No election will be considered valid to the extent the election would
          (i) result in a payment being made within six months of the date of the election or (ii) result in a payment in the same calendar year as the date of the election. In the event an election fails to satisfy the provisions set forth in this paragraph, the first payment under the election will be delayed until the first January 15 or July 15 that is both (i) at least six months after the date of the election and (ii) in a calendar year after the date of the election.

          A Participant may not make or modify an election with respect to commencement of payment or form of payment after the date a Participant terminates employment.

                5. Acceleration upon Early Termination. Notwithstanding a Participant's payment elections under Sections 2 and 3, if the Participant terminates employment with the Company other than by reason of layoff, death or disability and before the Participant is eligible to commence receiving retirement benefits under a pension plan maintained by the Company (or before the Participant has attained age 55 if the Participant does not participate in such a pension plan), except as provided in Section 5 of Article III with respect to Company Deferrals, the Participant's Account Balance shall be distributed to him or her in a lump sum on or about the January 15th or July 15th next following the date of the Participant's termination of employment with the Company.

                6. Acceleration Upon Conflict of Interest. Notwithstanding a Participant's payment elections under Sections 2 and 3, if following a Participant's termination of employment with the Company, the Participant takes a position (or accepts a position) with a governmental entity, agency, or instrumentality and that employer has determined or indicated that the Participant's continued participation in the Plan may constitute a conflict of interest precluding the Participant from continuing in his position (or from accepting an offered position) with that employer or subjecting the Participant to penalty, sanction, or otherwise limiting the Participant's responsibilities for that employer, except as provided in Section 5 of Article III with respect to Company Deferrals, then the Participant's Account Balance shall be distributed to him or her in a lump sum as soon as practical following the later of (i) the date on which the Participant commences employment with the government employer; or (ii) the date on which it is determined that the conflict of interest may exist.

                7. Death Benefits. Upon the death of a Participant before a complete distribution of his or her Account Balance, the Account Balance will be paid to the Participant's Beneficiary in accordance with the payment elections applicable to the Participant. If a Participant dies while actively employed or otherwise before the payment of benefits has commenced, payments to the Beneficiary shall commence on the date payments to the Participant would have commenced, taking account of the Participant's termination of employment (by death or before) and, if applicable, by postponing commencement until after the date the Participant would have attained the commencement age specified by the Participant. Whether the Participant dies before or after the commencement of distributions, payments to the Beneficiary shall be made for the period or remaining period elected by the Participant.

                8. Early Distributions in Special Circumstances. Notwithstanding a Participant's payment elections under Sections 2 and 3 of this
Article V, a Participant or Beneficiary may request an earlier distribution in the following limited circumstances (except as provided in Section 5 of Article III with respect to Company Deferrals):

                      (a) Hardship Distributions. Subject to the last sentence of this Section 8(a) with respect to Section 16 Persons, the Committee shall have the power and discretion at any time to approve a payment to a Participant if the Committee determines that the Participant is suffering from a serious financial emergency caused by circumstances beyond the Participant's control which would cause a hardship to the Participant unless such payment were made. Any such hardship payment will be in a lump sum and will not exceed the lesser of (i) the amount necessary to satisfy the financial emergency (taking account of the income tax liability associated with the distribution), or
                (ii) the Participant's Account Balance. In the event that a
                Section 16 Person seeks a hardship withdrawal under this Section 8(a), the distribution will be made first out of the portion of the Participant's Account, if any, allocated to the Interest Option; if the hardship distribution cannot be satisfied in full out of amounts allocated to the Interest Option, no distribution will be made from the portion of the Participant's Account allocated to the Company Stock Investment Option until the seventh month following the month in which the Participant's application under this Section 8(a) was made, which application shall be irrevocable when made.

                      (b) Withdrawal with Forfeiture. A Participant may elect at any time to withdraw ninety percent (90%) of the amount credited to the Participant's Account. If such a withdrawal is made, the remaining ten percent (10%) of the Participant's Account shall be permanently forfeited, and the Participant will be prohibited from deferring any amount under the Deferral Plan for the Award Year in which the withdrawal is received (or the first Award Year in which any portion of the withdrawal is received). In the event that a Section 16 Person seeks a withdrawal under this Section 8(b), any portion of the Section 16 Person's Account allocated to the Company Stock Investment Option will not be subject to distribution or forfeiture until the seventh month following the month in which the Participant's election under this Section 8(b) was made, which election shall be irrevocable when made; any portion of the Section 16 Person's Account allocated to the Interest Option will be subject to immediate distribution and forfeiture; the ten percent forfeiture shall be separately applied to each such portion of the Section 16 Person's Account at the time of distribution.

                      (c) Death or Disability. In the event that a Participant dies or becomes permanently disabled before the Participant's entire Account Balance has been distributed, the Committee, in its sole discretion, may modify the timing of distributions from the Participant's Account, including the commencement date and number of distributions, if it concludes that such modification is necessary to relieve the financial burdens of the Participant or Beneficiary.

                9.    Acceleration upon Change in Control.

                      (a) Notwithstanding any other provision of the Deferral Plan, except as provided in Section 5 of Article III with respect to Company Deferrals, the Account Balance of each Participant shall be distributed in a single lump sum within fifteen (15) calendar days following a "Change in Control."

                      (b) For purposes of this Deferral Plan, a Change in Control shall include and be deemed to occur upon the following events:

                            (1)   A tender offer or exchange offer is
                      consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors of the Company.

                            (2) The Company is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

                            (3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company.

                            (4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

                                  (5) The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company's business and/or assets as an entirety to an entity that is not a Subsidiary.

                      (c) Notwithstanding the provisions of Section 9(a), if a distribution in accordance with the provisions of Section 9(a) would result in a nonexempt short-swing transaction under
                Section 16(b) of the Exchange Act with respect to any Section 16 Person, then the date of distribution to such Section 16 Person shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under
                Section 16(b) of the Exchange Act.

                      (d) This Section 9 shall apply only to a Change in Control of Lockheed Martin Corporation and shall not cause immediate payout of Deferred Compensation in any transaction involving the Company's sale, liquidation, merger, or other disposition of any subsidiary.

                      (e) The Committee may cancel or modify this Section 9 at any time prior to a Change in Control. In the event of a Change in Control, this Section 9 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any defined term used in Section 9 shall not, for purposes of Section 9, be subject to cancellation or modification during the five year period.

                10. Deductibility of Payments. In the event that the payment of benefits in accordance with the Participant's elections under Sections 2 and 3 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the timing of distributions from the Participant's Account as necessary to maximize the Company's tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the Participant's elections, consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant's Account Balance or to pay aggregate benefits less than the Participant's Account Balance in the event that all or a portion thereof would not be deductible by the Company.

                11. Change of Law. Notwithstanding anything to the contrary herein, if the Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of the Plan has or may be adversely affected by a change in the Internal Revenue Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the Accounts of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

                12. Tax Withholding. To the extent required by law, the Company shall withhold from benefit payments hereunder, or with respect to any Incentive Compensation or Long Term Incentive

Award payment deferred hereunder, any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required.

                                   ARTICLE VI

                         EXTENT OF PARTICIPANTS' RIGHTS

                1. Unfunded Status of Plan. This Deferral Plan constitutes a mere contractual promise by the Company to make payments in the future, and each Participant's rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Deferral Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Deferral Plan, the Company may set aside assets in a trust described in Revenue Procedure 92-64, 1992-2 C.B. 422, and the Company may direct that its obligations under this Deferral Plan be satisfied by payments out of such trust. The assets of any such trust will remain subject to the claims of the general creditors of the Company. It is the Company's intention that the Deferral Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

                2. Nonalienability of Benefits. A Participant's rights under this Deferral Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Deferral Plan, or any interest therein shall not be permitted or recognized, other than the designation of, or passage of payment rights to, a Beneficiary.

                                   ARTICLE VII

                            AMENDMENT OR TERMINATION

                1. Amendment. The Board may amend, modify, suspend or discontinue this Deferral Plan at any time subject to any shareholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a Participant's Account Balance or postponing the time when a Participant is entitled to receive a distribution of his Account Balance. Further, no amendment may alter the formula for crediting interest to Participants' Accounts with respect to amounts for which deferral elections have previously been made, unless the amended formula is not less favorable to Participants than that previously in effect, or unless each affected Participant consents to such change.

                2. Termination. The Board reserves the right to terminate this Plan at any time and to pay all Participants their Account Balances in a lump sum immediately following such termination or at such time thereafter as the Board may determine; provided, however, that if a distribution in accordance with the provisions of this Section 2 would otherwise result in a nonexempt short-swing transaction under Section 16(b) of the Exchange Act, the date of distribution with respect to any Section 16 Person shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under Section 16(b) of the Exchange Act.

                3. Transfer of Liability. The Board reserves the right to transfer to another entity all of the obligations of Company with respect to a Participant under this Plan if such entity agrees pursuant to a binding written agreement to assume all of the obligations of the Company under this Plan with respect to such Participant.

                                  ARTICLE VIII

                                 ADMINISTRATION

                1. The Committee. This Deferral Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Deferral Plan to comply with the disinterested administration requirements of Rule 16b-3 of the Exchange Act. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee shall have full authority to interpret the Plan, and interpretations of the Plan by the Committee shall be final and binding on all parties.

                2. Delegation and Reliance. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Deferral Plan in accordance with its terms and purpose, except that the Committee may not delegate any authority the delegation of which would cause this Deferral Plan to fail to satisfy the applicable requirements of Rule 16b-3. In making any determination or in taking or not taking any action under this Deferral Plan, the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Deferral Plan.

                3. Exculpation and Indemnity. Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Deferral Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Deferral Plan or for the failure of the Deferral Plan or any Participant's rights under the Deferral Plan to achieve intended tax consequences, to qualify for exemption or relief under Section 16 of the Exchange Act and the rules thereunder, or to comply with any other law, compliance with which is not required on the part of the Company.

                4. Facility of Payment. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee from all liability with respect thereto.

                5. Proof of Claims. The Committee may require proof of the death, disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

                6. Claim Procedures. The procedures when a claim under this Deferral Plan is denied by the Committee are as follows:

                      (A)   The Committee shall:

                            (i) notify the claimant within a reasonable time of such denial, setting forth the specific reasons therefore; and

                            (ii) afford the claimant a reasonable opportunity for a review of the decision.

                      (B) The notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

                            (i) identification of pertinent provisions of this Deferral Plan;

                            (ii) such additional information as may be relevant to the denial of the claim; and

                            (iii) an explanation of the claims review procedure
                                  and advice that the claimant may request an opportunity to submit a statement of issues and comments.

                      (C) Within sixty days following advice of denial of a claim, upon request made by the claimant, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by the claimant. The Committee may hold a hearing at which the claimant may present the basis of any claim for review.

                      (D) The Committee shall render a decision within a reasonable time (not to exceed 120 days) after the claimant's request for review and shall advise the claimant in writing of its decision, specifying the reasons and identifying the appropriate provisions of the Deferral Plan.

                                   ARTICLE IX

                      GENERAL AND MISCELLANEOUS PROVISIONS

                1. Neither this Deferral Plan, a Company Deferral nor a Participant's Deferral Agreement, either singly or collectively, shall in any way obligate the Company to continue the employment of a Participant with the Company, nor does either this Deferral Plan, a Company Deferral or a Deferral Agreement limit the right of the Company at any time and for any reason to terminate the Participant's employment. In no event shall this Deferral Plan, a Company Deferral or a Deferral Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company and a Participant. In no event shall this Deferral Plan, a Company Deferral or a Plan Agreement, either singly or collectively, by their terms or implications in any way obligate the Company to award Incentive Compensation, grant any award under the Omnibus Plan or make any Long Term Incentive Award payment to any Eligible Employee for any Award Year, whether or not the Eligible Employee is a Participant in the Deferral Plan for that Award Year, nor in any other way limit the right of the Company to change an Eligible Employee's compensation or other benefits.

                2. Neither Incentive Compensation nor Long Term Incentive Award payments deferred under this Deferral Plan shall be treated as compensation for purposes of calculating the amount of a Participant's benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

                3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 6801 Rockledge Drive, Bethesda, Maryland 20817, to the attention of the Vice President, Human Resources. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his or her last-known place of residence or business address.

                4. In the event it should become impossible for the Company or the Committee to perform any act required by this Deferral Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Deferral Plan.

                5. By electing to become a Participant hereunder, each Eligible Employee shall be deemed conclusively to have accepted and consented to all of the terms of this Deferral Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Deferral Plan.

                6. The provisions of this Deferral Plan and the Deferral Agreements hereunder shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

                7. A copy of this Deferral Plan shall be available for inspection by Participants or other persons entitled to benefits under the Deferral Plan at reasonable times at the offices of the Company.

                8. The validity of this Deferral Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland, except as to matters of Federal law. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                9. This Deferral Plan and its operation, including but not limited to, the mechanics of deferral elections, the issuance of securities, if any, or the payment of cash hereunder is subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws) and such other approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

                10. It is the intent of the Company that this Deferral Plan satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Section 16 Persons, satisfies any applicable requirements of Rule 16b-3 of the Exchange Act or other exemptive rules under Section 16 of the Exchange Act and will not subject Section 16 Persons to short-swing profit liability thereunder. If any provision of this Deferral Plan would otherwise frustrate or conflict with the intent expressed in this Section 10, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded. Similarly, any action or election by a Section 16 Person with respect to the Deferral Plan to the extent possible shall be interpreted and deemed amended so as to avoid liability under Section 16 or, if this is not possible, to the extent necessary to avoid liability under Section 16, shall be deemed ineffective. Notwithstanding anything to the contrary in this Deferral Plan, the provisions of this Deferral Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Deferral Plan are applicable solely to Section 16 Persons. Notwithstanding any other provision of this Deferral Plan to the contrary, if a distribution which would otherwise occur is prohibited or proposed to be delayed because of the provisions of
Section 16 of the Exchange Act or the provisions of the Deferral Plan designed to ensure compliance with Section 16, the Section 16 Person involved may affirmatively elect in writing to have the distribution occur in any event; provided that the Section 16 Person shall concurrently enter into arrangements satisfactory to the Committee in its sole discretion for the satisfaction of any and all liabilities, costs and expenses arising from this election.

                11. Notwithstanding any other provision of this Deferral Plan, each Eligible Employee who is a Section 16 Person and has entered into a Deferral Agreement prior to the initial distribution of a prospectus relating to this Deferral Plan shall be entitled, during a ten-business-day period following the initial distribution of that prospectus, to make an irrevocable election to
(i) receive a distribution of all or any portion of his or her Account Balance attributable to Deferred Compensation for the 1995 Award Year during the seventh month following the month of the election, or (ii) reallocate all or any part of his or her Account Balance attributable to Deferred Compensation for the 1995 Award Year to a different investment option as of the end of the sixth month following the month of the election.

                12. At no time shall the aggregate Account Balances of all Participants to the extent allocated to the Company Stock Investment Option exceed an amount equal to the then fair market value of 5,000,000 shares of the Company's Common Stock, nor shall the cumulative amount of Incentive Compensation and Long Term Incentive Award payments deferred under this Deferral Plan by all Eligible Employees for all Award Years exceed $250,000,000.

                                    ARTICLE X

                     EFFECTIVE DATE AND SHAREHOLDER APPROVAL

          This Deferral Plan was adopted by the Board on July 27, 1995 and became effective upon adoption to awards of Incentive Compensation for the Company's fiscal year ending December 31, 1995 and subsequent fiscal years; provided, however, that with respect to Section 16 Persons, the availability of the Company Stock Investment Option is conditioned upon the approval of this Deferral Plan by the stockholders of Lockheed Martin Corporation. In the event that this Deferral Plan is not approved by the stockholders, then Section 16 Persons shall not be entitled to have Deferred Compensation allocated to the Company Stock Investment Option; any prior elections by Section 16 Persons to have allocations made to the Company Stock Investment Option shall retroactively be deemed ineffective, and the Account Balances of those Section 16 Persons shall be restated as if all of their Deferred Compensation had been allocated to the Interest Option at all times. Subsequent amendments to the Deferral Plan are effective as of the date stated in the amendment or the adopting resolution.

          This Deferral Plan has been amended and restated effective as of the dates stated on the first page hereof.

                                        LOCKHEED MARTIN CORPORATION




                                        Terry F. Powell
                                        Senior Vice President, Human Resources



                                        WITNESS:



                                        _______________________